Exhibit 4.1

TOWN SPORTS INTERNATIONAL, LLC
as Issuer

Supplemental Indenture No. 4
Dated as of February 27, 2007

Supplementing the Indenture
dated as of April 16, 2003
with respect to $255,000,000
9 5/8% Senior Notes due 2011

The Bank of New York,
as Trustee

SUPPLEMENTAL INDENTURE NO. 4
     SUPPLEMENTAL INDENTURE NO. 4 dated as of February 27, 2007 (this “Supplemental Indenture”), made by and among Town Sports International, LLC, a New York limited liability company (f/k/a Town Sports International, Inc.) (the “Company”), the subsidiary guarantors listed on Annex A hereto (collectively, the “Guarantors”), and The Bank of New York, as Trustee (the “Trustee”) to the Original Indenture (as defined below).
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into an Indenture dated as of April 16, 2003, as amended and supplemented by Supplemental Indenture No. 1 thereto dated as of May 12, 2006, as amended and supplemented by Supplemental Indenture No. 2 thereto dated as of June 30, 2006, and as amended and supplemented by Supplemental Indenture No. 3 thereto dated as of December 20, 2006 (collectively, the “Original Indenture”), pursuant to the provisions of which the Company has heretofore issued $255,000,000 in aggregate principal amount of its 9 5/8% Senior Notes due 2011 (the “Notes”);
     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the proposed amendments of the Indenture as described in the Statement (as defined below), and as set forth in Articles I through VI (inclusive) of this Supplemental Indenture (the “Proposed Amendments”);
     WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding;
     WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated January 29, 2007 (the “Statement”), to the Holders of the Notes in connection with the Proposed Amendments as described in the Statement;
     WHEREAS, the Holders of not less than a majority in aggregate principal amount of the Notes outstanding have approved the Proposed Amendments to the provisions of the Indenture; and
     WHEREAS, the execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
AMENDMENTS TO ARTICLE I—DEFINITIONS AND INCORPORATION BY
REFERENCE
     Section 1.1. Upon the effective date of this Supplemental Indenture, certain definitions shall be deemed deleted when references to such definitions would be eliminated as a result of the amendments described herein.
ARTICLE II
AMENDMENTS TO ARTICLE IV—COVENANTS
     Section 2.1. Section 4.2 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.2. Intentionally omitted.
     Section 2.2. Section 4.3 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.3. Intentionally omitted.
     Section 2.3. Section 4.4 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.4. Intentionally omitted.
     Section 2.4. Section 4.5 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.5. Intentionally omitted.
     Section 2.5. Section 4.6 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.6. Intentionally omitted.
     Section 2.6. Section 4.7 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.7. Intentionally omitted.
     Section 2.7. Section 4.8 of the Indenture is hereby amended to read in its entirety as set forth below:

          Section 4.8. Intentionally omitted.
     Section 2.8. Section 4.9 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.9. Intentionally omitted.
     Section 2.9. Section 4.10 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.10. Intentionally omitted.
     Section 2.10. Section 4.11 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.11. Intentionally omitted.
     Section 2.11. Section 4.12 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.12. Intentionally omitted.
     Section 2.12. Section 4.13 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.13. Intentionally omitted.
     Section 2.13. Section 4.14 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.14. Intentionally omitted.
     Section 2.14. Section 4.16 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.16. Intentionally omitted.
     Section 2.15. Section 4.17 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.17. Intentionally omitted.
     Section 2.16. Section 4.18 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.18. Intentionally omitted.

     Section 2.17. Section 4.19 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 4.19. Intentionally omitted.
ARTICLE III
AMENDMENTS TO ARTICLE 5—SUCCESSORS
     Section 3.1. Section 5.1 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 5.1. Intentionally omitted.
     Section 3.2. Section 5.2 of the Indenture is hereby amended to read in its entirety as set forth below:
          Section 5.2. Intentionally omitted.
ARTICLE IV
          AMENDMENTS TO ARTICLE 6—DEFAULTS AND REMEDIES
     Section 4.1. Section 6.1(c) of the Indenture is hereby amended to read in its entirety as set forth below:
          (c) Intentionally omitted.
     Section 4.2. Section 6.1(d) of the Indenture is hereby amended to read in its entirety as set forth below:
          (d) Intentionally omitted.
     Section 4.3. Section 6.1(e) of the Indenture is hereby amended to read in its entirety as set forth below:
          (e) Intentionally omitted.
     Section 4.4. Section 6.1(f) of the Indenture is hereby amended to read in its entirety as set forth below:
          (f) Intentionally omitted.
     Section 4.5. Section 6.1(g) of the Indenture is hereby amended to read in its entirety as set forth below:
          (g) Intentionally omitted.

     Section 4.6. Section 6.1(h) of the Indenture is hereby amended to read in its entirety as set forth below:
          (h) Intentionally omitted.
ARTICLE V
AMENDMENTS TO ARTICLE VIII— LEGAL DEFEASANCE AND COVENANT
DEFEASANCE
     Section 5.1. Section 8.4(2) of the Indenture is hereby amended to read in its entirety as set forth below:
          (2) Intentionally omitted.
     Section 5.2. Section 8.4(3) of the Indenture is hereby amended to read in its entirety as set forth below:
          (3) Intentionally omitted.
     Section 5.3. Section 8.4(4) of the Indenture is hereby amended to read in its entirety as set forth below:
          (4) Intentionally omitted.
     Section 5.4. Section 8.4(5) of the Indenture is hereby amended to read in its entirety as set forth below:
          (5) Intentionally omitted.
     Section 5.5. Section 8.4(6) of the Indenture is hereby amended to read in its entirety as set forth below:
          (6) Intentionally omitted.
     Section 5.6. Section 8.4(7) of the Indenture is hereby amended to read in its entirety as set forth below:
          (7) Intentionally omitted.
     Section 5.7. Section 8.4(8) of the Indenture is hereby amended to read in its entirety as set forth below:
          (8) Intentionally omitted.

ARTICLE VI
AMENDMENTS TO THE NOTES
     Section 6.1. The Notes include certain of the foregoing provisions from the Indenture. Upon the effective date of this Supplemental Indenture, such provisions from the Notes shall be deemed deleted in their entirety.
ARTICLE VII
MISCELLANEOUS
     Section 7.1. This Supplemental Indenture is a supplemental indenture pursuant to Section 9.2 of the Original Indenture. Upon execution and delivery of this Supplemental Indenture, all the terms and conditions of the Original Indenture and this Supplemental Indenture shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.
     Section 7.2. Except as they have been modified in this Supplemental Indenture, each and every term and provision of the Original Indenture, as supplemented and amended by this Supplemental Indenture, shall continue in full force and effect, and all references to the Indenture in the Original Indenture shall hereafter be deemed to mean the Original Indenture, as supplemented and amended pursuant to this Supplemental Indenture.
     Section 7.3. The parties may sign any number of signature pages or copies of this Supplemental Indenture. Each signed signature page or copy shall be an original, but all of them together shall represent the same agreement.
     Section 7.4. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN

ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.
     Section 7.5. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors, and not of the Trustee.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

TOWN SPORTS INTERNATIONAL, LLC

By:	/s/ Robert Herbst Name: Robert S. Herbst
Title: Vice President and Secretary

Each Guarantor Listed on Annex A hereto

By:	/s/ Robert Herbst

Name: Robert S. Herbst
Title: Vice President and Secretary

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Julie Salovitch-Miller

Name: Julie Salovitch-Miller
Title: Vice President

Annex A
TSI Arthro-Fitness Services, LLC, a Delaware limited liability company
TSI Astoria, LLC, a Delaware limited liability company
TSI Battery Park, LLC, a Delaware limited liability company
TSI Bay Ridge 86th Street, LLC, a Delaware limited liability company
TSI Bayridge, LLC, a Delaware limited liability company
TSI Broadway, LLC, a Delaware limited liability company
TSI 217 Broadway, LLC, a Delaware limited liability company
TSI Brooklyn Belt, LLC, a Delaware limited liability company
TSI Carmel, LLC, a Delaware limited liability company
TSI Cash Management, LLC, a Delaware limited liability company
TSI Cobble Hill, LLC, a Delaware limited liability company
TSI Commack, LLC, a Delaware limited liability company
TSI Court Street, LLC, a Delaware limited liability company
TSI Croton, LLC, a Delaware limited liability company
TSI Dobbs Ferry, LLC, a Delaware limited liability company
TSI East Meadow, LLC, a Delaware limited liability company
TSI East 23, LLC, a Delaware limited liability company
TSI East 31, LLC, a Delaware limited liability company
TSI East 34, LLC, a Delaware limited liability company
TSI East 36, LLC, a Delaware limited liability company
TSI East 41, LLC, a Delaware limited liability company
TSI East 48, LLC, a Delaware limited liability company
TSI East 51, LLC, a Delaware limited liability company
TSI East 59, LLC, a Delaware limited liability company
TSI East 76, LLC, a Delaware limited liability company
TSI East 86, LLC, a Delaware limited liability company
TSI East 91, LLC, a Delaware limited liability company
TSI First Avenue, LLC, a Delaware limited liability company
TSI Forest Hills, LLC, a Delaware limited liability company
TSI Garden City, LLC, a Delaware limited liability company
TSI Glendale, LLC, a Delaware limited liability company
TSI Grand Central, LLC, a Delaware limited liability company
TSI Great Neck, LLC, a Delaware limited liability company
TSI Hartsdale, LLC, a Delaware limited liability company
TSI Hawthorne, LLC, a Delaware limited liability company
TSI Herald, LLC, a Delaware limited liability company
TSI Hicksville, LLC, a Delaware limited liability company
TSI Huntington, LLC, a Delaware limited liability company
TSI Irving Place, LLC, a Delaware limited liability company
TSI Larchmont, LLC, a Delaware limited liability company
TSI Lincoln, LLC, a Delaware limited liability company
TSI Long Beach, LLC, a Delaware limited liability company
TSI Mamaroneck, LLC, a Delaware limited liability company
TSI Mercer Street, LLC, a Delaware limited liability company
TSI Midwood, LLC, a Delaware limited liability company
TSI Morris Park, LLC, a Delaware limited liability company

TSI Murray Hill, LLC, a Delaware limited liability company
TSI Nanuet, LLC, a Delaware limited liability company
TSI Oceanside, LLC, a Delaware limited liability company
TSI Port Jefferson, LLC, a Delaware limited liability company
TSI Reade Street, LLC, a Delaware limited liability company
TSI Rego Park, LLC, a Delaware limited liability company
TSI Scarsdale, LLC, a Delaware limited liability company
TSI Seaport, LLC, a Delaware limited liability company
TSI Sheridan, LLC, a Delaware limited liability company
TSI Smithtown, LLC, a Delaware limited liability company
TSI Soho, LLC, a Delaware limited liability company
TSI Somers, LLC, a Delaware limited liability company
TSI South Park Slope, LLC, a Delaware limited liability company
TSI Staten Island, LLC, a Delaware limited liability company
TSI Syosset, LLC, a Delaware limited liability company
TSI Varick Street, LLC, a Delaware limited liability company
TSI Wall Street, LLC, a Delaware limited liability company
TSI Water Street, LLC, a Delaware limited liability company
TSI West 14, LLC, a Delaware limited liability company
TSI West 16, LLC, a Delaware limited liability company
TSI West 23, LLC, a Delaware limited liability company
TSI West 38, LLC, a Delaware limited liability company
TSI West 41, LLC, a Delaware limited liability company
TSI West 44, LLC, a Delaware limited liability company
TSI West 48, LLC, a Delaware limited liability company
TSI West 52, LLC, a Delaware limited liability company
TSI West 73, LLC, a Delaware limited liability company
TSI West 76, LLC, a Delaware limited liability company
TSI West 80, LLC, a Delaware limited liability company
TSI West 94, LLC, a Delaware limited liability company
TSI West 115th Street, LLC, a Delaware limited liability company
TSI West 125, LLC, a Delaware limited liability company
TSI West 145th Street, LLC, a Delaware limited liability company
TSI West Nyack, LLC, a Delaware limited liability company
TSI White Plains, LLC, a Delaware limited liability company
TSI White Plains City Center LLC, a Delaware limited liability company
TSI Whitestone, LLC, a Delaware limited liability company
TSI Woodmere, LLC, a Delaware limited liability company
TSI Allston, LLC, a Delaware limited liability company
TSI Boylston, LLC, a Delaware limited liability company
TSI Bulfinch, LLC, a Delaware limited liability company
TSI Central Square, LLC, a Delaware limited liability company
TSI Downtown Crossing, LLC, a Delaware limited liability company
TSI Fenway, LLC, a Delaware limited liability company
TSI Natick, LLC, a Delaware limited liability company
TSI Newbury Street, LLC, a Delaware limited liability company
TSI West Newton, LLC, a Delaware limited liability company
TSI Weymouth, LLC, a Delaware limited liability company

TSI Danbury, LLC, a Delaware limited liability company
TSI Greenwich, LLC, a Delaware limited liability company
TSI Norwalk, LLC, a Delaware limited liability company
TSI Stamford Downtown, LLC, a Delaware limited liability company
TSI Stamford Post, LLC, a Delaware limited liability company
TSI Stamford Rinks, LLC, a Delaware limited liability company
TSI Westport, LLC, a Delaware limited liability company
TSI Holdings (DC), LLC, a Delaware limited liability company
TSI Chevy Chase, LLC, a Delaware limited liability company
TSI Columbia Heights, LLC, a Delaware limited liability company
TSI Connecticut Avenue, LLC, a Delaware limited liability company
TSI Dupont Circle, Inc., a Delaware corporation
TSI Dupont II, Inc., a Delaware corporation
TSI F Street, LLC, a Delaware limited liability company
TSI Gallery Place, LLC, a Delaware limited liability company
TSI Georgetown, LLC, a Delaware limited liability company
TSI Glover, LLC, a Delaware limited liability company
TSI K Street, LLC, a Delaware limited liability company
TSI M Street, LLC, a Delaware limited liability company
TSI University Management, LLC, a Delaware limited liability company
TSI Washington, Inc., a Delaware corporation
TSI Insurance, Inc., a New York corporation
TSI Holdings (IP), LLC, a Delaware limited liability company
TSI International, Inc., a Delaware corporation
TSI Holdings (MA), LLC, a Delaware limited liability company
TSI Andover, LLC, a Delaware limited liability company
TSI Davis Square, LLC, a Delaware limited liability company
TSI Framingham, LLC, a Delaware limited liability company
TSI Franklin (MA), LLC, a Delaware limited liability company
TSI Lexington (MA), LLC, a Delaware limited liability company
TSI Lynnfield, LLC, a Delaware limited liability company
TSI Newton, LLC, , a Delaware limited liability company
TSI South End, LLC, a Delaware limited liability company
TSI South Station, LLC, a Delaware limited liability company
TSI Waltham, LLC, a Delaware limited liability company
TSI Watertown, LLC, a Delaware limited liability company
TSI Wellesley, LLC, a Delaware limited liability company
TSI Wellington Circle, LLC, a Delaware limited liability company
TSI Holdings (MD), LLC, a Delaware limited liability company
TSI Bethesda, LLC, a Delaware limited liability company
TSI Germantown, LLC, a Delaware limited liability company
TSI North Bethesda, LLC, a Delaware limited liability company
TSI Silver Spring, LLC, a Delaware limited liability company
TSI South Bethesda, LLC, a Delaware limited liability company
TSI Holdings (NJ), LLC, a Delaware limited liability company
TSI Butler, LLC, a Delaware limited liability company
TSI Cherry Hill, LLC, a Delaware limited liability company
TSI Clifton, LLC, a Delaware limited liability company

TSI Colonia, LLC, a Delaware limited liability company
TSI Englewood, LLC, a Delaware limited liability company
TSI Fort Lee, LLC , a Delaware limited liability company
TSI Franklin Park, LLC, a Delaware limited liability company
TSI Freehold, LLC, a Delaware limited liability company
TSI Hoboken, LLC, a Delaware limited liability company
TSI Hoboken North, LLC, a Delaware limited liability company
TSI Jersey City, LLC, a Delaware limited liability company
TSI Livingston, LLC, a Delaware limited liability company
TSI Mahwah, LLC, a Delaware limited liability company
TSI Marlboro, LLC, a Delaware limited liability company
TSI Matawan, LLC, a Delaware limited liability company
TSI Montclair, LLC, a Delaware limited liability company
TSI Newark, LLC, a Delaware limited liability company
TSI No Sweat, LLC, a Delaware limited liability company
TSI Old Bridge, LLC, a Delaware limited liability company
TSI Parsippany, LLC, a Delaware limited liability company
TSI Plainsboro, LLC, a Delaware limited liability company
TSI Princeton North LLC, a Delaware limited liability company
TSI Ramsey, LLC, a Delaware limited liability company
TSI Ridgewood, LLC, a Delaware limited liability company
TSI Somerset, LLC, a Delaware limited liability company
TSI Springfield, LLC, a Delaware limited liability company
TSI West Caldwell, LLC, a Delaware limited liability company
TSI Westwood, LLC, a Delaware limited liability company
TSI Princeton, LLC, a Delaware limited liability company
TSI Holdings (CIP), LLC, a Delaware limited liability company
TSI Holdings (PA), LLC, a Delaware limited liability company
TSI Ardmore, LLC, a Delaware limited liability company
TSI Highpoint, LLC, a Delaware limited liability company
TSI Market Street, LLC, a Delaware limited liability company
TSI Radnor, LLC, a Delaware limited liability company
TSI Rodin Place, LLC, a Delaware limited liability company
TSI Society Hill, LLC, a Delaware limited liability company
TSI Holdings (VA), LLC, a Delaware limited liability company
TSI Alexandria, LLC, a Delaware limited liability company
TSI Clarendon, LLC, a Delaware limited liability company
TSI Fairfax, LLC, a Delaware limited liability company
TSI Sterling, LLC, a Delaware limited liability company
TSI West Springfield, LLC, a Delaware limited liability company